SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2003

PHOTOELECTRON CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	0-21667	04-3035323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Executive Park Drive
North Billerica, MA 01862
(978) 670-8777
(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Item 5. Other Events

Effective January 21, 2003, the registrant entered into a loan and security agreement, and certain related documents, with PYC Corporation (“PYC”). Pursuant to the agreement, PYC agreed to provide to the registrant a line of credit of up to $500,000. Borrowings under the line of credit are secured by all of the registrant’s assets and rights, including all of the registrant’s intellectual property. Interest on all amounts borrowed under the line of credit will be at the rate of nine percent (9%) per annum. Any amounts borrowed under the line of credit, together with all accrued but unpaid interest, will be required to be paid in full on the earlier of January 21, 2004 or a liquidity event of the registrant (defined as (i) a merger of the registrant with another entity, (ii) a sale of all or substantially all of the registrant’s assets or (iii) the issuance of equity securities and/or the incurrence of indebtedness by the registrant resulting in aggregate gross cash proceeds equal to or exceeding $2,000,000). The loan and security agreement also imposes certain affirmative and negative covenants on the registrant.

PYC is the registrant’s single largest stockholder and is owned by adult members of the family of Mr. Peter M. Nomikos, the registrant’s Chief Executive Officer and Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHOTOELECTRON CORPORATION

By: /s/ Timothy W. Baker
        Timothy W. Baker
        President and Chief Financial Officer

Dated: January 24, 2003